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When the recapitalization referred to in Note 2(1) of the Notes to the Financial Statements has been consummated, we will be in a position to render the following consent:

/s/ KPMG LLP

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Zynerba Pharmaceuticals, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Philadelphia, Pennsylvania
July 23, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm